EXHIBIT 99.1

Talend Reports First Quarter 2020 Financial Results

Record quarterly revenue of $68.1 million

Cloud ARR of $61.1 million, up 150% year-over- year

Redwood City, Calif., May 6, 2020 -  Talend (NASDAQ: TLND), a global leader in data integration and data integrity, announced today financial results for the first quarter ended March  31, 2020.

First Quarter 2020 Financial and Business Highlights:

•	Total revenue of $68.1 million, up 18% year-over-year
•	Annual Recurring Revenue (“ARR”) of $245.9 million, up 20% year-over-year or 22% on a constant currency basis
•	Cloud ARR of $61.1 million, up 150% year-over-year or 154% on a constant currency basis
•	Subscription revenue of $60.9 million, up 22% year-over-year or 24% on a constant currency basis
•	GAAP operating loss of $16.5 million
•	Non-GAAP operating loss of $3.8 million
•	Dollar-based net expansion rate of 111% on a constant currency basis
•	Introduced the Winter ’20 release of Talend Data Fabric
•	Announced availability of Talend Cloud in Azure Marketplace
•	Expanded Databricks partnership with extended support for Delta Lake

“We delivered strong first quarter results with record revenue of $68.1 million, up 18% year-over-year, and total ARR of $245.9 million, up 22% year-over-year in constant currency,” said Christal Bemont, Chief Executive Officer of Talend. “We also achieved record Cloud ARR of $61.1 million, up 154% year-over-year in constant currency, demonstrating our increasing scale and momentum in the cloud. As we navigate the COVID-19 pandemic and resulting macroeconomic uncertainties, we remain committed to the health and wellbeing of our employees and to supporting our customers. We believe the need for fast and reliable data has become even more critical in making business decisions in the current environment.  We remain focused on driving disciplined growth in our business with the goal to capitalize on the immense opportunity we see ahead of us.”

Financial Guidance:

Second quarter of 2020:

•	Total revenue is expected to be in the range of $65.0 million to $67.0 million.
•	Non-GAAP operating loss is expected to be in the range of $(10.0) million to $(9.0) million.
•	Non-GAAP net loss is expected to be in the range of $(10.6) million to $(9.6) million.
•	Non-GAAP net loss per share is expected to be in the range of $(0.34) to $(0.31), based on a basic and diluted weighted average share count of 31.5 million shares.

Due to the uncertainty surrounding the ongoing impact of COVID-19, Talend is withdrawing its full year 2020 outlook.

Talend’s outlook for the second quarter of 2020 assumes foreign exchange rates as of April  30, 2020. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the company adjusts, such as share-based compensation, amortization of acquired intangible assets, and transaction-related expenses, the effect of which may be significant.  For example, the company adjusts for share-based compensation expense, which is impacted by the company’s future hiring needs and employee retention and the future fair market value of the company’s ordinary shares, all of which are difficult to predict and are subject to frequent change.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP financial measures and key business metrics is included below under the heading “Non-GAAP Financial Measures and Key Business Metrics.”

Conference Call Information:

Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on May 6, 2020.

Parties in the United States and Canada can access the call by dialing (800) 263-0877, using conference code 9950222. International parties can access the call by dialing +1 (323) 794-2094, using conference code 9950222.

The webcast will be accessible on Talend’s investor relations website at https://investor.talend.com for one year. A telephonic replay of the conference call will be available through May 11, 2020. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 9950222. International parties should call +1 (719) 457-0820 and enter conference code 9950222.

Non-GAAP Financial Measures and Key Business Metrics:

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal first quarter 2020 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

1)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.
2)

Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

3)

Other expenses. We excluded from our non-GAAP results the expenses which are related to reorganization costs associated with the hiring and separation from employment of certain executive officers of $0.4 million, as well as the reorganization of our business model in emerging markets of $0.7 million. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance. We also excluded from our non-GAAP results the amortization of debt discount and debt issuance costs resulting from issuance of the 1.75% Convertible Senior Notes due September 1, 2024 of $1.3 million.  These expenses are non-cash charges and are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

In addition, we calculate and present the following non-GAAP financial measures and key business metrics:

1)

Free cash flow is a non-GAAP measure defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.

2)

Subscription revenue growth on a constant currency basis is a non-GAAP measure that represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.

3)

Annual Recurring Revenue (“ARR”) is a key metric defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of on-premise based products and SaaS offerings and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses ARR to monitor the growth of our subscription business. We believe the disclosure of ARR provides investors greater clarity into our results given it is not affected by the shift from premise to cloud, accounting changes, or contract duration.

4)

Cloud Annual Recurring Revenue (“Cloud ARR”) is a key metric defined as the annualized recurring value of all active cloud-based subscription contracts at the end of a reporting period and excludes OEM sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses Cloud ARR to monitor the growth of our cloud subscription business. We believe the disclosure of Cloud ARR provides investors greater clarity into our results given it is not affected by accounting changes or contract duration.

5)

Dollar-based net expansion rate is a key metric calculated by dividing our recurring customer revenue by our base revenue. We define base revenue as the subscription revenue we recognized from all customers during the four quarters ended one year prior to the date of measurement. We define our recurring customer revenue as the subscription revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including revenue resulting from additional sales to those customers. The analysis excludes revenue derived from our OEM sales. Management monitors this metric to track our ability to retain customers and grow our relationships with existing customers. Likewise, we believe the disclosure of dollar-based net expansion rate provides useful information to investors seeking to understand our ability to maintain and grow our relationships with our existing customers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “likely,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the quotations of management, our anticipated operating results for the 2020 second quarter, our expectations regarding our ability to continue to bolster our market position and our prospects for future growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including, without limitation, general economic conditions, including the length and severity of the novel coronavirus (“COVID-19”) pandemic; the impact of COVID-19 on economic activity and our business, customers, third-party partners and employees; our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of leads to sales; our ability to successfully transition to the cloud; our ability to successfully manage our leadership transition; the impact of the transition to cloud on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; market demand for data integration solutions, particularly our cloud and on-premise big data integration solutions; the growth of the market for cloud integration products; interruptions or performance problems associated with our technology and infrastructure;

competition from other products and services; the sufficiency of our cash and cash equivalents to meet our cash needs; the unpredictability and length of our sales cycle; our ability to deliver high-quality customer support; any security incidents or breaches or perceptions of security incidents or breaches; our ability to hire, train, and retain highly skilled and qualified employees, including senior-level managers, engineers, and our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital and virtual marketing efforts; the seasonality of our business; our ability to protect our intellectual property, including trade secrets, patents and copyrights; costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural and man-made disasters, including pandemics; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and exposure to political, economic and social events in France, the United States, United Kingdom, China and other jurisdictions in which we operate and have customers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recently filed report on Form 10-K and subsequent filings. Our SEC filings are available on the Investor Relations section of our website at https://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend

Talend (NASDAQ: TLND), a leader in data integration and data integrity, enables companies to transform by delivering trusted data at the speed of business. Talend Data Fabric offers a single suite of apps that shortens the time to trusted data by solving some of the most complex aspects of the data value chain. Users can collect data across systems, govern it to ensure proper use, transform it to new formats and improve quality, and share it with internal and external stakeholders.

Over 4,250 organizations across the globe choose Talend to rely on trusted data to make business decisions with confidence. Talend has been recognized as a leader in its field by leading analyst firms and industry publications including Forbes, InfoWorld and SD Times.

For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:

Lisa Laukkanen or Lauren Sloane
The Blueshirt Group for Talend
ir@talend.com
415-217-2632

Media Contact:

Chris Taylor

Vice President, Corporate Communications

Ctaylor@Talend.com

650-268-5024

TALEND S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Subscriptions	$60,909	$49,865
Professional services	7,210	7,801
Total revenue	68,119	57,666
Cost of revenue
Subscriptions	8,024	7,322
Professional services	6,741	7,878
Total cost of revenue	14,765	15,200
Gross profit	53,354	42,466
Operating expenses
Sales and marketing	38,253	34,660
Research and development	15,934	14,858
General and administrative	15,655	10,412
Total operating expenses	69,842	59,930
Loss from operations	(16,488)	(17,464)
Interest income (expense), net	(1,805)	(2)
Other income (expense), net	198	(355)
Loss before provision for income taxes	(18,095)	(17,821)
Benefit (provision) for income taxes	(47)	76
Net loss	$(18,142)	$(17,745)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.58)	$(0.59)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	31,180	30,243

TALEND S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$177,812	$177,075
Accounts receivable, net of allowance for doubtful accounts *	52,535	82,952
Contract acquisition costs	10,527	10,695
Other current assets *	9,691	9,832
Total current assets	250,565	280,554
Non-current assets:
Contract acquisition costs	21,082	22,050
Operating lease right-of-use assets	26,375	27,821
Property and equipment, net	6,872	5,348
Goodwill	49,623	49,744
Intangible assets, net	12,619	14,018
Other non-current assets	4,403	4,382
Total non-current assets	120,974	123,363
Total assets	$371,539	$403,917
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,766	$4,439
Accrued expenses and other current liabilities	32,497	41,182
Contract liabilities - deferred revenue, current	130,347	142,616
Operating lease liabilities, current	4,941	5,047
Short-term debt	266	227
Total current liabilities	169,817	193,511
Non-current liabilities:
Deferred income taxes	591	768
Other non-current liabilities	1,210	1,137
Contract liabilities - deferred revenue, non-current	15,990	17,807
Operating lease liabilities, non-current	22,852	24,252
Long-term debt	128,960	130,490
Total non-current liabilities	169,603	174,454
Total liabilities	339,420	367,965

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 31,337,694 and 31,017,268 shares authorized, issued and outstanding, respectively	3,233	3,205
Additional paid-in capital	324,141	309,988
Accumulated other comprehensive income	1,196	1,107
Other reserves	246	207
Accumulated losses	(296,697)	(278,555)
Total stockholders’ equity	32,119	35,952
Total liabilities and stockholders’ equity	$371,539	$403,917

(*) Balance as of December 31, 2019 has been revised to reflect a reclassification of accrued revenue between other current assets and accounts receivable, net.

TALEND S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019*
Cash flows from operating activities:
Net loss for the period	$(18,142)	$(17,745)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	816	707
Amortization of intangible assets	1,321	1,330
Amortization of debt discount and issuance costs	1,266	—
Amortization of contract acquisition costs	2,827	2,458
Non-cash operating lease cost	1,498	1,385
Unrealized loss foreign exchange	(615)	362
Accrued interest on convertible debt	677	—
Share-based compensation	10,329	6,690
Changes in operating assets and liabilities:
Accounts receivable	27,834	19,676
Contract acquisition costs	(2,338)	(2,409)
Other assets	1,103	(477)
Accounts payable	(2,599)	(3,122)
Accrued expenses and other current liabilities	(8,767)	(7,538)
Contract liabilities - deferred revenue	(10,878)	(7,750)
Operating lease liabilities	(1,484)	(1,353)
Net cash from (used in) operating activities	2,848	(7,786)
Cash flows from investing activities:
Acquisition of property and equipment	(2,449)	(587)
Net cash used in investing activities	(2,449)	(587)
Cash flows from financing activities:
Proceeds from issuance of ordinary shares related to exercise of stock awards	1,604	1,629
Proceeds from issuance of ordinary shares related to employee stock purchase plan	2,287	2,273
Repayment of borrowings	(5)	(7)
Net cash from financing activities	3,886	3,895
Net increase (decrease) in cash and cash equivalents	4,285	(4,478)
Cash and cash equivalents at beginning of the period*	177,075	34,104
Effect of exchange rate changes on cash and cash equivalents	(3,548)	(192)
Cash and cash equivalents at end of the period	$177,812	$29,434

*Certain prior year financial information has been reclassified to conform with current year presentation.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$53,354	$42,466

GAAP subscriptions gross profit:	$52,885	$42,543
Share-based compensation expense	248	629
Non-GAAP subscriptions gross profit	$53,133	$43,172

GAAP professional services gross profit:	$469	$(77)
Share-based compensation expense	406	527
Non-GAAP professional services gross profit	$875	$450

Non-GAAP gross profit:	$54,008	$43,622

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(69,842)	$(59,930)

GAAP sales and marketing:	$(38,253)	$(34,660)
Share-based compensation expense	2,454	1,527
Other expenses	634	—
Non-GAAP sales and marketing	$(35,165)	$(33,133)

GAAP research and development:	$(15,934)	$(14,858)
Share-based compensation expense	2,957	2,232
Amortization of acquired intangible assets	908	916
Non-GAAP research and development	$(12,069)	$(11,710)

GAAP general and administrative:	$(15,655)	$(10,412)
Share-based compensation expense	4,264	1,775
Amortization of acquired intangible assets	413	414
Other expenses	440	—
Non-GAAP general and administrative	$(10,538)	$(8,223)

Non-GAAP operating expenses:	$(57,772)	$(53,066)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:	$(16,488)	$(17,464)
Share-based compensation expense	10,329	6,690
Amortization of acquired intangible assets	1,321	1,330
Other expenses	1,074	—
Non-GAAP operating loss:	$(3,764)	$(9,444)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(18,142)	$(17,745)
Share-based compensation expense	10,329	6,690
Amortization of acquired intangible assets	1,321	1,330
Other expenses	2,340	—
Non-GAAP net loss:	$(4,152)	$(9,725)

GAAP and non-GAAP weighted-average shares outstanding	31,180	30,243

GAAP loss per share:	$(0.58)	$(0.59)
Non-GAAP loss per share:	$(0.13)	$(0.32)

Free cash flow:
Net cash from (used in) operating activities	$2,848	$(7,786)
Less: Acquisition of property and equipment	2,449	587
Free cash flow	$399	$(8,373)

TALEND S.A.
Constant Currency Reconciliation
(in thousands)
(unaudited)

	Three Months Ended March 31,
Constant currency reconciliation:	2020	2019
Subscription revenue as reported	$60,909	$49,865
Conversion impact U.S. Dollar/other currencies	857	—
Subscription revenue on constant currency basis	$61,766	$49,865